UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2015

NEWTOWN LANE MARKETING, INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52776	20-3547231
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

131 Columbia Turnpike Avenue, Suite 1, Florham Park, NJ	07932
(Address of Principal Executive Offices)	(Zip Code)

(973) 635-4047

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2015, Arnold P. Kling resigned from his position as the sole director of the Board of Directors of Newtown Lane Marketing, Incorporated (the “Company”) and from his position as President of the Company. Also on October 30, 2015, Kirk M. Warshaw resigned from his positions as Chief Financial Officer and Secretary of the Company. Messrs. Kling’s and Warshaw’s resignation were not due to any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Prior to Mr. Kling’s resignation, the Company’s Board of Directors appointed Jonathan J. Ledecky, the managing member of Ironbound Partners Fund, LLC (“Ironbound”), the Company’s largest stockholder, to fill the vacancy created by Mr. Kling’s resignation and will assume the role of President of the Company.

Jonathan J. Ledecky, 57 years old, has been a co-owner of the National Hockey League’s New York Islanders franchise since October 2014. He also serves as an Alternate Governor on the Board of Governors of the NHL and as President of NYC Hockey Holdings LLC. Mr. Ledecky has served as chairman of Ironbound, a private investment management fund, since March 1999. Mr. Ledecky has served as a member of the board of directors of Propel Media, Inc., a digital media holding company, since January 2015. Mr. Ledecky founded U.S. Office Products in October 1994 and served as its chief executive officer until November 1997 and as its chairman until its sale in June 1998. U.S. Office Products was one of the fastest start-up entrants in the history of the Fortune 500 with sales in excess of $3 billion within three years. From July 1999 to July 2001, Mr. Ledecky was vice chairman of Lincoln Holdings, owners of the Washington sports franchises in the NBA, NHL and WNBA. Mr. Ledecky also has served as a trustee of George Washington University, a director of the U.S. Chamber of Commerce and a commissioner on the National Commission on Entrepreneurship and currently serves as a trustee of the U.S. Olympic Foundation and the U.S. Paralympic Foundation. In 2004, Mr. Ledecky was elected the Chief Marshal of the 2004 Harvard University Commencement, a singular honor bestowed by his alumni peers for a 25th reunion graduate deemed to have made exceptional contributions to Harvard and the greater society while achieving outstanding professional success. Mr. Ledecky received a B.A. (cum laude) from Harvard University in 1979 and a M.B.A. from the Harvard Business School in 1983.

On May 14, 2013, Ironbound loaned $100,000 to the Company and the Company issued a promissory note to it (the “May 2013 Note”). In July 2014, the May 2013 Note was amended and restated to extend the maturity of the May 2013 Note to August 31, 2015 and provided for the principal and accrued interest on the May 2013 Note to be convertible, at the election of Ironbound, into shares of the Company’s Common Stock following the consummation of a “Qualified Financing” (as defined in the May 2013 Note), or upon the consummation of a “Fundamental Transaction” (as defined in the May 2013 Note) at the “Conversion Price” (as defined in the May 2013 Note).

On July 25, 2014, Ironbound loaned an additional $72,000 to the Company on the same terms as the May 2013 Note. This loan is also evidenced by a promissory note and has a maturity date of August 31, 2015.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 5, 2015

NEWTOWN LANE MARKETING, INCORPORATED

By:	/s/ Jonathan J. Ledecky
Jonathan J. Ledecky
President and Director

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